Exhibit 2

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Statement on Schedule 13G (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-l(k) under the Act and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated:    February 10, 2017

/s/ James C. Justice III
James C. Justice III

/s/ James C. Justice II
James C. Justice II

JAMES C. JUSTICE COMPANIES, INC.

By:	/s/ James C. Justice III
James C. Justice III, Executive Vice President

JUSTICE COAL OF ALABAMA, LLC

By:	/s/ James C. Justice III
James C. Justice III, Executive Vice President

JUSTICE FARMS OF NORTH CAROLINA, LLC

By:	/s/ James C. Justice II I
James C. Justice III, Executive Vice President